Exhibit 99.3

Driving the future of freight

2 Confidential and Proprietary Disclaimer Disclaimer This confidential presentation (the “presentation”) is being delivered to you by Transfix, Inc.(“Transfix”) and G Squared Ascend I Inc.(“G Squared Ascend”) for use by Transfix and G Squared Ascend in connection with their proposed business combination and the offering of the securities of the post- business combination company (the “Transaction”). This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Transfix. Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of Transfix or G Squared Ascend is prohibited. By accepting this presentation, each recipient and its directors, partners, officers, employees, attorney(s), agents and representatives (collectively, the “recipient”) agrees:(i) to maintain the confidentiality of all information that is contained in this presentation and not already in the public domain; and (ii) to return or destroy all copies of this presentation or portions thereof in its possession following the request for the return or destruction of such copies. This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Transaction, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No Representations and Warranties This presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to Transfix. The recipient agrees and acknowledges that this presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by Transfix or G Squared Ascend or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the Transaction and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. Transfix and G Squared Ascend disclaim any duty to update the information contained in this presentation. Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Transfix’s and G Squared Ascend’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Transfix’s and G Squared Ascend’s expectations with respect to and anticipated financial impacts of the Transaction, the satisfaction of closing conditions to the Transaction and the timing of the completion of the Transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of G Squared Ascend’s registration statement on Form S-1. In addition, there will be risks and uncertainties described in the proxy statement/prospectus on Form S-4 relating to the Transaction, which is expected to be filed by Transfix Holdings, Inc (“Transfix Holdings”) with the Securities and Exchange Commission (the “SEC”) and other documents filed by G Squared Ascend from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside Transfix’s and G Squared Ascend’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to:(1) the outcome of any legal proceedings that may be instituted against G Squared Ascend or Transfix following the announcement of the Transaction;(2) the inability to complete the Transaction, including due to the inability to concurrently close the business combination or due to failure to obtain approval of the stockholders of G Squared Ascend;(3) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the Transaction;(4) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction;(5) the inability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and vendors and retain key employees;(6) costs related to the Transaction;(7) changes in the applicable laws or regulations;(8) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors;(9) the impact of the global COVID-19 pandemic and (10) other risks and uncertainties indicated from time to time described in G Squared Ascend’s registration on Form S-1 and in Transfix Holdings proxy statement/prospectus on Form S-4, including those under “Risk Factors” therein, and in G Squared Ascend’s other filings with the SEC. Transfix and G Squared Ascend caution that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Neither Transfix nor G Squared Ascend undertakes or accepts any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Industry and Market Data In this presentation, Transfix and G Squared Ascend rely on and refer to certain information and statistics regarding the markets and industries in which Transfix competes. Such information and statistics are based on Transfix’s management’s estimates and/or obtained from third-party sources, including reports by market research firms and company filings. While Transfix believes such third-party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information. Neither Transfix nor G Squared Ascend has independently verified the accuracy or completeness of the information provided by the third-party sources. Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners, and Transfix’s and G Squared Ascend’s use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, © or ® symbols, but Transfix and G Squared Ascend will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

3 Confidential and Proprietary Disclaimer Financial Information This presentation contains certain estimated preliminary financial results and key operating metrics for the quarter ended March 31, 2021, and the historical financial information respecting Transfix contained in this presentation has been taken from or prepared based on historical financial statements of Transfix, including unaudited financial statements for its fiscal years ended 2016, 2017, 2018, 2019, and 2020 and fiscal quarters ended March 31, June 30, September 30, and December 31 for the years 2018, 2019, 2020, and 2021. This information is preliminary and subject to adjustment in connection with the completion of the audit for the fiscal years ended 2019, and 2020 and the quarterly closing process for the fiscal quarters ended March 31st, June 30th, September 30th, and December 31st for the years 2020 and 2021. As such, Transfix’s actual results and financial condition as reflected in the financial statements that will be included in the registration statement on Form S-4 for the proposed Transaction may be adjusted or presented differently from the historical financial information herein, and the variations could be material. Non-GAAP Financial Measures Certain of the financial measures included in this presentation, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles (“GAAP”), and constitute “non-GAAP financial measures” as defined by the SEC. Transfix has included these non-GAAP financial measures (including on a forward-looking basis) because it believes they provide an additional tool for investors to use in evaluating the financial performance and prospects of Transfix or any successor entity of the Transaction. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the Appendix for a description of these non-GAAP financial measures and a reconciliation of the historic measures to Transfix’s most comparable GAAP financial measures. Note however, that to the extent forward-looking non-GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Use of Projections This presentation also contains certain financial forecasts, including but not limited to Gross Revenue, Gross Profit, Income from Operations, and Adjusted EBITDA. Neither Transfix’s nor G Squared Ascend’s independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of Transfix’s or G Squared Ascend’s control. While all financial projections, estimates and targets are necessarily speculative, Transfix and G Squared Ascend believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the Transaction or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Participation in Solicitation Transfix, G Squared Ascend, Transfix Holdings and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of G Squared Ascend’s shareholders in connection with the proposed Transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed Transaction of G Squared Ascend’s directors and officers in G Squared Ascend’s filings with the SEC, including G Squared Ascend’s registration statement on Form S-1, which was originally filed with the SEC on 02/08/2021. To the extent that holdings of G Squared Ascend’s securities have changed from the amounts reported in G Squared Ascend’s registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to G Squared Ascend’s shareholders in connection with the proposed Transaction will be set forth in the proxy statement/prospectus on Form S-4 for the proposed Transaction, which is expected to be filed by G Squared Ascend’s with the SEC. Investors and security holders of Transfix and G Squared Ascend are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed Transaction. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Transfix and G Squared Ascend through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by G Squared Ascend can be obtained free of charge by directing a written request to and G Squared Ascend I Inc., 205 N. Michigan Ave, Suite 3770, Chicago, IL 60601. Telephone: 312-552-7160,E-mail: ir@gsquared.com .

Confidential and Proprietary 4 Overview of 1. Source: G Squared. As of June 2021 2. G Squared Fund IV performance as of 5/10/2021 About G Squared G Squared is a growth-stage venture capital fund manager focused on the technology sector. Founded in 2011,G Squared has deployed over $2B into the asset class.G Squared has been recognized by Institutional Investor and Preqin as one of the most consistently top performing venture capital fund managers in the world. SUSTAINABILITY NEW AGE MEDIA & SOCIAL MOBILE FINTECH / INSURTECH MARKETPLACES SaaS MOBILITY 2.0 Target Sectors Select Portfolio Companies 50 TOTAL ACTIVE POSITIONS 1 72% REALIZED GROSS IRR TO DATE 2 >$2B TOTAL CAPITAL DEPLOYED 1 27 INVESTMENT PROFESSIONALS 1

G SQUARED + TRANSFIX

Ascend I Overview

- All capital contributed from G Squared funds, aligning interests with GSQD shareholders
- High caliber leadership team with a strong track record of value creation
- Extensive investments and strategic dialogue across the freight tech sector
- Committed to partner and assist Transfix's management team to address the significant market opportunity ahead

Long-term Partnership

- G Squared has been invested in Transfix since 2019
- Transfix's business operates in 5 of our 6 core megatrends
  - Mobility 2.0, Marketplaces, SaaS, FinTech, Sustainability
- 50% of the sponsor shares in the form of a long-term earn out
- Minimum one-year lock-up on shares and warrants

Ascend I Acquisition Criteria

Tier 1 Growth Business	✓
Large TAM/Runway for Growth	✓
Disruptive Technology	✓
Deep Moats	✓
Outstanding Unit Economics	✓
Clear Path to Profitability	✓
Outstanding Management	✓

Investment Highlights

Transfix has consistently delivered strong revenue growth and margin expansion relative to other freight-techs

$680B+ in US trucking spend, $380B+ in US freight service spend [1] and $3B+ in US freight software spend [2]

Freight-Tech pioneer driving sustained volume growth through preeminent innovation

Transfix posts compelling enterprise cohort growth, customer retention and per account growth metrics

Asset light business model with exceptional ROIC profile

Rapidly expanding gross profit margin with lean and leverageable operating costs

Seasoned team with highly complementary skill sets that performed incredibly well in 2020

1. Source: 2020 CSMP State of Logistics Report. Industry size reflects 2019 industry data.
2. Source: Technovia Research "Global Transportation Management Systems (TMS) Market 2020-2024". Industry size reflects estimated 2021 market size.

Confidential and Proprietary 5

Confidential and Proprietary 6 Transaction Overview Issuer ▪ G Squared Ascend I Inc. (NYSE: GSQD) FPA Investment at 0% redemptions ▪ $60mm Price ▪ $10 per common share Pro Forma Valuation ▪ $1.1bn (Enterprise Value) ▪ $1.4bn (Equity Value) Backstop ▪ $110mm Forward Purchase Agreement from G Squared Equity Management and NEA Use of Proceeds ▪ Growth capital +

7 Confidential and Proprietary Today’s Presenters Drew McElroy Co-Founder, Chairman Lily Shen President & CEO Christian Lee CFO Larry Aschebrook Chairman of the Board Ward Davis Chief Executive Officer

Confidential and Proprietary The Opportunity 8

9 Confidential and Proprietary Our vision is to build the world’s most connected & intelligent freight platform Transfix is a B2B Marketplace powered by AI and Machine Learning

10 Confidential and Proprietary The Transfix Difference Watch our Story

11 Confidential and Proprietary $680B+ 2019 US Trucking Spend 1 $3B+ 2020 US Freight Software Spend 3 $380B+ 2019 US Freight Services 1 Dislocated Supply & Demand Billions of wasted miles, hours, and dollars Freight Logistics is a Massive Market with Extreme Inefficiencies Shippers 1M+ Firms 6 Carriers 3.9M Trucks / 900K+ Carriers 4 Largest Player <2% 5 Traditional Brokers 17K freight brokers 2 Largest Player <3% 5 1. Source: 2020 CSMP State of Logistics Report. Industry size reflects 2019 industry data. 2. Source: BMO Capital Research, “Digital Divide: Upending Freight Brokerage” published November 2020 3. Source: Technovia Research “Global Transportation Management Systems (TMS) Market 2020-2024”. Industry size reflects estimated 2021 market size. 4. Source: American Trucking Association Data. Trucks & For-hire Carriers in operation during 2019. 5. Company estimate. Based on 2020 CHRW Revenue of $16.2B, per CHRW’s 2020 10-K, over the total 2019 US Trucking Spend of $680B. Largest US Carrier company is JBHT, with 2020 Revenue of $9.6B per the JBHT 2020 10-K, over the total 2019 US Trucking spend of $680B. 6. Source: 2018 US Census. Total Number of Firms with over 10 employees in the USA in 2018. 11

A Broken Model that Results in Bad Outcomes for Everyone

A Bad Process...

Where is my shipment?
Why am I getting charged more?
Why didn't you tell me there was a problem?
Why would you reject the load after telling me you could find a truck?

Analog Broker
Human-driven process

Phone and email communication ⟷ Analog Broker ⟷ Purely transactional relationship with carriers

↕ No data collected, no optimization of routes

I've been waiting for 8 hours!
Why haven't I been paid?
I have to drive back empty again?
Why didn't you tell me the load was cancelled?

...Drives Bad Results...

- $1.3B in lost trucker wages from waiting annually [1]
- 10 - 30% of Miles Driven Empty (10B+ per year) [2]
- ~25% of Shipment Requests are Rejected [3]

... And it's only getting worse...

- 100K Driver shortage projected by 2023 [4]
- Trucking bankruptcies increased 185% from 2019 - 2020 [5]
- E-Commerce puts greater pressure on the supply chain

1. Source: FMSCA, "Estimates Show Commercial Driver Detention Increases Crash Risks and Costs, but Current Data Limit Further Analysis", 2018. Data based on 2013 sources.
2. Source: BMO Capital Research, "Digital Divide: Upending Freight Brokerage" published November 2020.
3. Source: FreightWaves OTRI Index Average YTD for 2021.
4. Source: American Trucking Associations, 2020.
5. Source: Wall Street Journal: "Trucking Failures Surged Last Year Under Pandemic", 2021.

Confidential and Proprietary 12

13 Confidential and Proprietary ■ Shippers get more reliable and better quality service from a curated carrier network More Efficient ■ Transfix automates the process, reducing human touch points and load booking time to minutes or instantaneously ■ All parties in the marketplace benefit from superior network dynamics Superior Economics ■ Transfix systems have the ability to reduce empty miles for carriers Transfix is Building the Solution Our Vision: Build the world’s most connected, intelligent freight platform Better Service Sustainable 13

14 Confidential and Proprietary Transfix Technology Reduces Waste & Inefficiency TRADITIONAL BROKER TRANSFIX SOLUTION 1-to-1 matching of truck to load Machine Learning Data Models drive network level efficiency and optimization for shippers and carriers × No Transparency × No Aggregated Volume × No Efficiency Across the Lifecycle of the Shipment ✓ Automated Matching at Scale ✓ Reduced cost per transaction ✓ Increased Transparency & Reliability

15 Confidential and Proprietary Shipper Our Technology Platform, Stark, Drives our Entire Ecosystem Carrier Pricing Tendering Scheduling Booking Visibility Scheduling Booking Visibility Invoicing Analytics Analytics Market Conditions Transfix Team Members Historical Cyclicality Lane Risk Profile Transfix OS

16 Confidential and Proprietary High Take Rate per Transaction Gross Profit per load: $141 1 Massive industry with incredibly high estimated transaction volume ~500M+ loads per year 2 However, growing volume has historically required equivalent growth in headcount, commissions, and associated costs Largest Player Market Share: <3% 3 EBITDA Margins: 5-7% 4 A Marketplace Ripe for Disruption Note: These metrics do not constitute going-forward KPIs 1. Transfix Q1 2021 Revenue & Gross Profit per load. 2. Company estimate: 11.84B tonnes of freight moved in the US in 2019 per the American Trucking Association, with an average maximum dry van weight of 45,000 pounds is an implied minimum volume of 526M shipments per year. 3. Company estimate. Based on 2020 CHRW Revenue of $16.2B, per CHRW’s 2020 10-K, over the total 2019 US Trucking Spend of $680B. 4. Source : CHRW & LSTR 2020 10-Ks, per Factset. 2020 EBITDA Margins of CHRW and LSTR. Transfix has built the first platform that leverages data, automation, and industry expertise to improve the process for all parties and grow revenue and gross profit efficiently

17 Confidential and Proprietary Scale and Additional Products Drive Continual Improvement Shippers Core platform drives efficiency & scale Each transaction improves the marketplace and the profitability of each lane Software benefits everyone in the marketplace and drives economies of scale Transparency creates trusted partners and fair pricing Deep data collection enables automated pricing & matching Carriers Digital Experience Transfix AI-driven process Shippers receive real-time rates and send volume via API, EDI or Transfix UI Carriers automatically selected based on key criteria to receive offers Visibility Analytics Invoicing Pricing Tendering Scheduling Confidential and Proprietary

Confidential and Proprietary 18 2022 Focus Over 17M Environmental Eliminate empty miles, reducing emissions and fuel usage Social Drive diversity and impact at corporate and carrier level Governance Operate with thoughtful policies and a diverse board Transfix is committed to Environmental, Social, and Governance Leadership Sustainability has been at the forefront of the Transfix journey since the company's founding in 2013. Our work is just getting started. In 2022, we will begin to formally measure and report on all the core components of our sustainability efforts. As an organization, we are committed to address environmental issues including Greenhouse Gas Emissions, fuel consumed, reduction of empty miles, and air quality. We’ve accomplished a lot in the last eight years, and look forward to continuing our mission. 2021 Highlights EPA SmartWay Certified Total Estimated Empty Miles Saved 2021: 2021 Claims to Total Loads Ratio = 0.03% Claim 2021 Estimated Payouts To Small and Medium Carriers: Approx. 50% POC 4 ERGs: Over $145M 40% of the board are women (2 of 5 board members) 50% of executive roles are held by women Employee Base

Confidential and Proprietary The Business 19

20 Confidential and Proprietary -$20 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 $0.0 $5.0 $10.0 $15.0 $20.0 FYE 2016 FYE 2017 FYE 2018 FYE 2019 FYE 2020 Revenue ($M)Gross Profit ($M) -$20 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 $0.0 $5.0 $10.0 $15.0 $20.0 FYE 2016 FYE 2017 FYE 2018 FYE 2019 FYE 2020 Revenue ($M)Gross Profit ($M) Note: These metrics do not constitute going-forward KPIs 1. Enterprise Shipper Spend Retention defined as the sum of all revenue generated from Enterprise accounts in 2020 divided by all existing Enterprise accounts in 2019. Does not include revenue generated from Enterprise accounts acquired in 2020. 2. Strategic Accounts defined as customers that have spent at least $40,000, or $10,000 per quarter, with Transfix in the previous 12 months, and generate either over $1B in revenue or $20M in annual FTL freight spend, per Transfix estimates. Annual numbers calculated as the average number of Strategic Customers in the prior 4 quarters. 3. Repeat carrier % defined as all the percentage of total volume executed by Transfix that is managed by carriers that have been onboarded and executed at least one load with Transfix. 4. Automation index is the sum of all shipments that are either Auto Bid, Auto Built, Auto Tendered, Auto Scheduled, Auto Tracked or Auto Invoiced divided by total number of shipments during the calendar year. 88% Increase in Strategic Accounts in 2020 2 Strong Results & Momentum 41% 2020 Revenue Growth 104% 2020 Gross Profit Growth 139% 2020 Enterprise Shipper Spend Retention 1 93% 2020 Repeat Carrier Rate 3 36% 2020 Increase in Automation 4 66% 84% 41% 150% FYE 2018 FYE 2017 FYE 2016 FYE 2019 FYE 2020

21 Confidential and Proprietary 3. Deepening Carrier Relationships 4. Data & Automation 5. Leveraging the Core Platform Into New Business Lines 1. Building the Strongest Team 2. Growing Relationships with Strategic Customers Our Business is Driven by Five Key Pillars

22 Confidential and Proprietary Engineering Product Data Legal Marketplace Supply Sales Mike Brittain VP of Engineering Leonard Tancuan VP of Product Scott Sokoloff VP of Data & Analytics Nick Smolansky General Counsel Marissa Ash VP of Marketplace Strategy Jonathan Rojas VP of Carrier Management Shane Duncan VP of Sales Sophie Dabbs Chief Commercial Officer Seasoned Management Team Brian Christman Chief People Officer Jonathan Salama Co-Founder, CTO Drew McElroy Co-Founder, Chairman Christian Lee CFO Lily Shen CEO & President C.H. Robinson

23 Confidential and Proprietary 65% 70% 75% 80% 85% 90% 10 20 30 40 50 60 70 Growth in Strategic Customers Note: These metrics do not constitute going-forward KPIs 1. Strategic Accounts defined as customers that have spent at least $40,000, or $10,000 per quarter, with Transfix in the previous 12 months, and generate either over $1B in revenue or $20M in annual FTL freight spend, per Transfix estimates. Annual numbers calculated as the average number of Strategic Customers in the prior 4 quarters. Number of Strategic Accounts1 Revenue from Strategic Accounts as % of Total Revenue 2017 to Q1 2020, grew Strategic Accounts by over 4X... …While driving more of our total revenue from Strategic Accounts Transfix Customers: 35% 78% 88%

24 Confidential and Proprietary Cohort Year 1 Year 2 Year 3 Year 4 Year 5 CAGR Pre-2017 1.00x 1.56x 1.53x 2.16x 2.83x 30% 2017 1.00x 2.15x 2.56x 1.97x 25% 2018 1.00x 2.06x 4.49x 112% 2019 1.00x 2.01x 101% Driven by Meaningful Shipper Spend Retention Revenue per Enterprise Cohort, indexed to year 1 - including 2020 Note: Sourced form Transfix internal technology. These metrics do not constitute going-forward KPIs

25 Confidential and Proprietary 0 25 50 75 100 125 2018 2019 2020 0% 25% 50% 75% 100% Low Density Mid Density High Density Loads per Carrier for Top 500 Carriers Focus on Improving the Carrier Experience & Economics Shipment Density by State 1 Note: These metrics do not constitute going-forward KPIs 1. Shipment density defined as number of shipments delivered in a state, with <500, being low density, 500-1,000 being mid density, and >1,000 being high density. Includes Canadian provinces. 2. Repeat carriers defined as all carriers that we have have been onboarded to the Transfix platform at least once prior to executing the shipment. % Volume Managed by Repeat Carriers 2 We are focused on Mid-Sized Carriers, who are generally strong operators with limited sales and back-office capacity 0 5 10 15 20 25 85% 90% 95% 100% Number of Carriers (000's)Repeat Carrier Rate

26 Confidential and Proprietary Traffic on route Our Advantage: Data and Automation Market Lane Data Meaningful improvements in accuracy With step function improvements in automation 272 Unique features per load 1 420K Loads Executed 3 18K Daily Lanes Priced 2 218M Miles Executed 3 Carrier lane preferences Pickup/dropoff appointment times Equipment required 4 Note: These metrics do not constitute going-forward KPIs 1. Sourced from Stark, our internal technology platform. Includes all features considered in development as of June 2021. 2. Sourced from Stark, our internal technology platform. Forecasted line haul rates for all lanes. Calculated daily as of June 2021. 3. Loads & miles executed since 2013. includes all shipments that are not TONU. 4. Sourced from Stark, our internal technology platform. Prediction accuracy defined as the difference between the predicted volatility in price on a given lane and the actual volatility, as defined by DAT listed prices. Lane carrier density Distance to population center Historical carrier performance Pickup/dropoff expected wait times Carrier safety rating Load bundling opportunities Auto-Bid Auto-Build Auto-Schedule Auto-Tender Auto-Tracked Auto-Invoiced Focused on Automating Each Step of the Transaction

27 Confidential and Proprietary 10% 15% 20% 25% 30% 2017 2018 2019 2020 Q1 2021 Core Platform Drives Efficiencies & Economies of Scale Automation Index 1 Processing Costs + G&A as a % of Revenue 2 Note: These metrics do not constitute going-forward KPIs 1. Sourced from Stark, our internal technology platform. Automation index is the sum of all shipments that are either Auto Bid, Auto Built, Auto Tendered, Auto Scheduled, Auto Tracked or Auto Invoiced divided by total number of shipments 2. Processing costs includes all costs associated with Account Management, Carrier Management, Compliance, Claims, Cargo Insurance, and Errors Automation drives increasing number of ‘touchless’ transactions and increases efficiency

28 Confidential and Proprietary Drop & Backhaul have Gained Momentum Since Launch Drop Performance since Launch Backhaul Performance since Launch 25% Gross Profit per Transaction Note: figures are sourced from Stark, our internal technology platform. These metrics do not constitute going-forward KPIs

29 Confidential and Proprietary Operating Platform Transfix Marketplace Software Strengthens the Core Platform and Extends Relationships Management and optimization across all modes of transportation Full visibility and analytics to track performance Real-time and dynamic access to freight to increase fleet utilization Easy-to-use interface to reduce manual processes and pain points

30 Confidential and Proprietary TMS is the Next Opportunity we’ve Launched 46% Routed to Transfix 1 54% Routed to Other Carriers 1 Summary ■ Transfix generates gross profit either via freight routed to our marketplace, or on a fee basis for each transaction routed to other carriers ■ We are continuing to develop new features that will allow us to deepen wallet share with our existing customers and sell to large shippers Launched in Q1 and are actively building the pipeline Transfix executes freight and generates gross profit on each load Transfix receives a fee on each transaction 1. All data sourced from Stark, our internal technology platform. Percent of shipments routed in the month of May 2021. These metrics do not constitute going-forward KPIs Customer #1

Platform Expansion Roadmap

History of extending the platform, providing a strong playbook for new product revenue & margin expansion



Additional Services
$513B[6]
Margin target: 15%+
Managed Transportation
$56B[5]
Margin target: 100%
(3-5% of FUM)
Mode Expansion
$322B[4]
Margin target: 12 - 15%
LTL
$65B[3]
Margin target: 15 - 25%
SaaS
$3B[2]
Margin target: 65 - 85%
FTL Backhaul
$615B[1]
Margin target : 25%
FTL Drop
Margin target: 5 - 17%
FTL Live
Margin target: 5 - 15%
2013
2019
2020
2021E
2022E
2023E
2024E
2025E
TAM [8]
$615B
$683B
$1T
$1.5T+

1. Source: 2020 CSMP State of Logistics. $615B includes approx. $307B for-hire truckload spend and $308B Private Fleet spend. 2020 TAM sizes.
2. Source: Technavio Research "Global Transportation Management Systems (TMS) Market 2020-2024"
3. Source: 2020 CSMP State of Logistics
4. Source: 2020 CSMP State of Logistics. Includes approx. $48B in Ocean, $75B in Air, and $84B in rail, and $114B in parcel.
5. Estimated spend of 3-5% of US logistics spend per year. Shipper administrative costs, per CSMP 2020 State of Logistics, is $56B annually.
6. Includes approx. $60B of Carrier Support Activities as well as $545B in Inventory Carrying Costs. Source:2020 CSMP Annual State of Logistics

Note: Definitions for different product & service lines in Appendix

Note: All TAM values are as of 2020 and do not reflect future values.

Confidential and Proprietary 31

Confidential and Proprietary Financials 32

33 Confidential and Proprietary $0 $500 $1,000 $1,500 $2,000 2016 2017 2018 2019 2020 2021F 2022F 2023F 2024F 2025F 55% CAGR 20 - 25 CAGR Solid Foundation for Continued Top Line Growth Historical & Projected Revenue Growth, $M 81% 16 - 20 CAGR

34 Strong Gross Profit Margins Strong 2020 Performance Throughout Covid-19 Drove Revenue Growth, $M Reduced Processing Costs 2 Reduced Headcount 1 1. Average headcount during a given quarter. 2. Processing Costs as a % of Gross Revenue. 41% YoY Revenue Growth 104% YoY Gross Profit Growth

Financial Overview

Commentary

1. Clear path to 50%+ revenue growth for the next several years given the robust customer demand and the capital provided from the transaction

   We see numerous areas for investment that will allow us to accelerate growth into 2022 and beyond

2. Investments in new products & services will result in both meaningful revenue growth and gross margin expansion

   As a result, gross margin will grow meaningfully faster than revenue over the projection period

3. The efficiencies from our automation platform and centralized operating model, in addition to our disciplined approach to expenses will drive further margin expansion

   We are forecasting positive Adj. EBITDA [1] at the end of 2023 and increased Adj. EBITDA [1] generation in 2024, 2025, and beyond

$ in millions	2019A	2020A	2021E	2022E	2023E	2024E	2025E
Gross Revenue	**$130**	**$184**	**$281**	**$437**	**$681**	**$1,057**	**$1,642**
% Growth YoY	*83.8%*	*41.5%*	*52.4%*	*55.8%*	*55.7%*	*55.3%*	*55.3%*
Gross Profit	**$5**	**$10**	**$18**	**$39**	**$82**	**$174**	**$349**
% Margin	*3.9%*	*5.6%*	*6.5%*	*8.8%*	*12.0%*	*16.4%*	*21.2%*
% Growth	*10.9%*	*103.7%*	*76.8%*	*112.0%*	*111.6%*	*112.2%*	*100.9%*
Adj. EBITDA [1]	**($33)**	**($27)**	**($35)**	**($44)**	**($20)**	**$44**	**$180**
% Margin	*-25.7%*	*-14.8%*	*-12.4%*	*-10.0%*	*-2.9%*	*4.1%*	*11.0%*

1. Adjusted EBITDA is a non-GAAP measure. See the appendix for a reconciliation to the most directly comparable GAAP measure.

Confidential and Proprietary 35

36 Confidential and Proprietary 0 20 40 60 80 0 2,000 4,000 6,000 2016 2017 2018 2019 2020 Lanes 1 with $25K - $100K+ Gross Profit Lanes = Our Unit Economics Strong Unit Economics Driven by Increasing Shipper Volume and Deepening Carrier Relationships Transfix Has Shown the Ability to Increase Lane Profitability and Drive More Core Lanes Each Year $25K-$50K $50K-$75K $75K-$100K $100K+ Lanes 1 with less than $25K Gross Profit Note: A lane is defined as an Origin-Destination pair between two cities. All data sourced from Stark, our internal technology platform. These metrics do not constitute going-forward KPIs

37 Confidential and Proprietary $50 $60 $70 $80 $90 $100 $110 $120 $130 $140 $150 $160 0 500 1,000 1,500 2,000 Automation Drives Economies of Scale Annual Loads / Head 2 Processing Cost / Load 3 Total Loads / Day 1 Note: These metrics do not constitute going-forward KPIs 1. Annualized number of shipments divided by the number of business days in a quarter. 2. Annualized number of shipments divided by the average number of processing personnel during the quarter. 3. Total Processing Costs incurred during the quarter divided by the number shipments. Transfix technology is already driving meaningful efficiencies and will continue to improve over time

38 Confidential and Proprietary 0% 10% 20% 30% 40% 50% Q1 2019 Q1 2020 Q1 2021 Total G&ATechnology S&MProcessing Cost -40% -30% -20% -10% 0% Leverage Drivers ■ Increased Automation ■ Disciplined metric-driven hiring Significant Gains in Operating Leverage Significantly Improved Operating Leverage Operating Expenses as % of Revenue Adj. EBITDA1 as % of Revenue 1. Adjusted EBITDA Margin is a non-GAAP measure. See the appendix for a reconciliation to the most directly comparable GAAP measure.

Revenue & Gross Profit Growth Roadmap

Product & Service	Gross Profit Targets	*$ in millions* **Gross Profit** *% Gross Profit* *% Growth*	2019A	2020A	2021E	2022E	2023E	2024E	2025E
			$5 *3.9%* *10.9%*	**$10** *5.6%* *103.7%*	**$18** *6.5%* *76.8%*	**$39** *8.8%* *112.0%*	**$82** *12.0%* *111.6%*	**$174** *16.4%* *112.2%*	**$349** *21.2%* *100.9%*
FTL Live	5 - 15%	▪ Growing revenue & Gross Profit through dense lanes, maturing accounts & improved carrier buying	**Scale**						
FTL Drop	5 - 15%	▪ Successful launch has laid groundwork for significant scale at a higher average Gross Profit margin ▪ See page 29	**Launch**	**Scale**					
FTL Backhaul	25%	▪ Ongoing launch with core Enterprise customers ▪ Broader scale & growth expected in 2022 ▪ See page 30		**Launch**		**Scale**			
LTL	15 - 25%	▪ Ongoing launch & integration into our TMS product ▪ High demand for LTL services among our SMB & MM customers			**Launch**		**Scale**		
SaaS	65% - 85%	▪ Ongoing launch & sales infrastructure is being established in 2021 into 2022 ▪ See page 32			**Launch**		**Scale**		
Mode Expansion	5 - 25%	▪ Existing customers drive demand around mode expansion (Drayage, intermodal, freight forwarding, etc)				**Launch**		**Scale**	
Managed Transportation	100% (3-5% FUM)	▪ Through TMS and scale in FTL, LTL, and other modes we can capture the managed transportation opportunity ▪ Partner with core customers and grow using similar playbook to Drop, Backhaul, & SaaS				**Launch**		**Scale**	
Additional Services	5 - 25%	▪ Services including payments, insurance, fuel, & others ▪ Significant opportunity once scale is achieved in FMS, TMS, and marketplace					**Launch**		**Scale**

Confidential and Proprietary 39

40 Confidential and Proprietary 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Gross Profit Margin Upside from Scale & Product Expansion 2020 Gross Profit Margin 2025E Marketplace + Services Improvement 2025E SaaS Gross Profit Contribution 2025E Gross Profit Margin Lane density, automation, and expansion into additional modes to expected to drive higher margin Service offerings such as managed transportation, backhaul, and carrier services are material ancillary opportunities Our SaaS products, TMS & Fleet Planner, are expected to contribute meaningfully at scale Note: These metrics do not constitute going-forward KPIs

41 Confidential and Proprietary AV International M&A 1) Leverage our tech, data, and platform to be the AV control tower 2) Partnership discussions already in progress 1) Leverage our tech, automation, and data platform outside of the US 2) Shippers are global and have already asked us to expand internationally to help them 1) Enhanced scale 2) Value creation through integrating mid-sized brokers onto Transfix platform and leveraging our relative efficiency 3) Acceleration of product roadmap 4) Logistics tech players with a great product that won't be able to scale on their own Material Upside Not Factored Into the Plan Transfix has built the first platform that leverages data, automation, and industry expertise to rapidly add volume & efficiently match assets with demand

42 Confidential and Proprietary Future of Freight Data + Autonomous + Software A Fully Connected, AV world Transfix as the Intelligence for all Global Freight

Confidential and Proprietary Transaction Overview 43

Detailed Transaction Overview

Transaction Overview

- Pro forma enterprise value of $1,054mm (3.8x 2021E Gross Revenue, 2.4x 2022E Gross Revenue)
- $372mm total cash proceeds inclusive of $60mm FPA proceeds and transaction expenses [1]
- Pro forma cash of $387mm
  - o No debt
  - o Inclusive of $15mm cash as of Q1 2021
- **Transfix shareholders are rolling 100% of equity ownership**

Pro Forma Ownership @ $10.00 per Share[1,2]



2.5%
4.2%
23.9%
69.4%
Transfix existing shareholders
G Squared public shareholders
FPA investors
Sponsor promote

Illustrative Pro Forma Valuation and Sources & Uses

($ in millions, except per share data; shares in millions)

TOTAL ENTERPRISE VALUE SUMMARY			
Transfix share price			$10.00
(X) Pro forma shares outstanding			144.1
PRO FORMA EQUITY VALUE			$1,441
(–) Net Cash [3]			(15)
(–) Net proceeds			(372)
PRO FORMA ENTERPRISE VALUE			$1,054
Valuation Multiples	Metric		
EV / 2021E Gross Revenue	$281		3.8x
EV / 2022E Gross Revenue	$437		2.4x
SOURCES	$	%	SHARES
Rollover equity	$1,000	71%	100.0
G Squared cash in trust	345	25%	34.5
FPA investment	60	4%	6.0
Total Sources	$1,405	100%	
USES	$	%	
Rollover equity	$1,000	71%	
Cash to balance sheet	372	27%	
Estimated fees and expenses	33	2%	
Total Uses	$1,405	100%	

Note: Figures may not total due to rounding
1. Assumes no redemption of public shares, an FPA of $60mm, and transaction expenses of $32.6mm; 2. Dilutive securities include 6.9mm public SPAC warrants, 7.1mm founder warrants, and 1.2mm FPA warrants which have a strike price of $11.50 per share. 7.0mm founder shares with 3.6mm vesting immediately, and 1.1mm vesting at share prices $12.50, $15.00, and $17.50. Excludes earnout shares and shares that may be issued to Transfix employees pursuant to Transfix's incentive plan
3. As of Q1 2021

Confidential and Proprietary 44

45 Confidential and Proprietary Selected Public Comparable Universe For Transfix Marketplace ▪ Disruptors of traditional marketplaces ▪ Similar business model with buyers / sellers of services, and take rate to the platform ▪ Logistics-oriented SaaS models ▪ Cloud based software applications and data content Supply Chain Software ▪ Traditional established players ▪ Asset-light freight Leading Asset-Light Logistics C.H. Robinson

46 Confidential and Proprietary Source: Transfix management projections, company filings, and FactSet as of 09/16/2021 Note: FX conversion rate of 0.73 AUD / USD, 0.79 CAD / USD, and 0.16 DKK / USD 1. Represents EBITDA / Gross Profit for Transfix, Marketplaces and Supply Chain Software peers and EBITDA / Net Revenue for Leading Asset-Light Logistics; 2. Adj. EBITDA is a non-GAAP measure. Excludes stock-based compensation and depreciation and amortization. See reconciliations of historic measures in appendix Selected Operational Benchmarking 2022E Flow through margin 1 52% 14% 37% 38% 2025E Adj. EBITDA2 / Gross Profit Marketplaces Supply Chain Software Leading Asset-Light Logistics 2020A - 2022E Revenue CAGR 2020A-2025E Revenue CAGR 2020A - 2022E Gross Profit CAGR 103% 41% 21% 10% 2020A-2025E Gross Profit CAGR 55% 41% 20% 16%

47 Confidential and Proprietary 2023E Gross Profit Adj. Growth multiple3 0.13x1 0.50x 0.80x 0.23x 2023E Revenue Adj. Growth Multiple2 0.03x1 0.31x 0.77x 0.07x EV / 2023E Revenue EV / 2023E Gross Profit Selected Valuation Benchmarking Source: Transfix management projections, Company filings, and FactSet as of 09/16/2021 Note: FX conversion rate of 0.73 AUD / USD, 0.79 CAD / USD, and 0.16 DKK / USD 1. Assumes a EV of $1,054mm based on $10/share trading price; 2. Calculated as EV / 2023E Revenue multiple / 2020A-2023E Revenue CAGR / 100; 3. Calculated as EV / 2023E Gross Profit multiple / 2020A-2023E Gross Profit CAGR / 100 12.9x 13.1x 19.5x 4.4x 1.5x 9.6x 13.0x 1.0x 1 1 Marketplaces Supply Chain Software Leading Asset-Light Logistics

48 Confidential and Proprietary EV / 2023E EBITDA EV / 2023E EBIT Selected Valuation Benchmarking (cont.) 2025E EV / EBIT Source: Transfix management projections, Company filings, and FactSet as of 09/16/2021 Note: FX conversion rate of 0.73 AUD / USD, 0.79 CAD / USD, and 0.16 DKK / USD 1. Assumes a EV of $1,054mm based on a $10/share trading price; 2. Adj. EBITDA is a non-GAAP measure. Excludes stock-based compensation and depreciation and amortization. See reconciliations of historic measures in appendix 2025E EV / Adj. EBITDA2 Marketplaces Supply Chain Software Leading Asset-Light Logistics 6.9x 91.7x 52.3x 20.2x 5.9x 80.7x 47.3x 15.2x 1 1

Confidential and Proprietary Appendix 49

50 Confidential and Proprietary Source: Transfix management projections, Company filings, and FactSet as of 09/16/2021 1. 2020A-2022E Revenue CAGR 2. Adjusted EBITDA Margin is a non-GAAP measure. See the appendix for a reconciliation to the most directly comparable GAAP measure. Transfix Long Term Targets DSV CHRW Landstar ECHO Revenue (CY 2020) $1.5B (2025E) $18.9B $16.2B $4.1B $2.5B Revenue Growth1 (2020-2022E) ~50% (2020-2025E) 25 - 35%+ (2025E onwards) 21% 13% 16% 15% % of TAM <1% N/A <3% <1% <1% Gross Profit (CY 2020) $265M (2025E) $4.6B $2.4B $601M $393M Gross Profit % 17% 25% 15% 15% 16% Processing Costs <2% -- -- -- NA Adj. EBITDA2 (CY 2020) $142M (2025E) $2.2B $775M $299M $79M Adj. EBITDA % Revenue 9% 12% 5% 7% 3% Adj. EBITDA % Gross Profit 54% 48% 33% 38% 20% Marketplace + Services Operating Metrics vs. Key Comps While we expect our Gross Profit margin to be in line with industry standards, our scalable and automated platform will allow us to continue to grow revenue at meaningfully higher rate with significantly lower processing costs leading to much higher Adj. EBITDA 2 margins and growth

51 Confidential and Proprietary SaaS Financial Metrics vs. Key Comps Transfix – 2025 Coupa WiseTech Global Anaplan Trimble E2Open + BJ2 Kinaxis SPS Commerce Revenue (CY 2020) $98M $524M $462M $440M $3.1B ~$353M $224M $328M Revenue Growth1 (CY 2020-2022E) 25 - 35% (long-term) 27% 21% 27% 11% ~25% 19% 19% Adj. EBITDA3 (CY 2020) $38M $117M $153M ($14M) $799M ~$111M $54M $87M Adj. EBITDA 3% 39% 22% 33% (3%) 25% ~31% 24% 28% Our ability to offer services alongside our SaaS products will drive revenue growth and allow for strong operating efficiencies Source: Transfix management projections, Company filings, and FactSet as of 09/16/2021 Note: Transfix Revenue Growth represents 2020-2025E CAGR 1. 2020A-2022E Revenue CAGR 2. PF financials shown as CY 2020 E2Open + FY 2020 BlueJay. FX rate of 1.2714 USD / GBP used to convert Bluejay financials for the period 4/1/19–3/31/20 3. Adjusted EBITDA Margin is a non-GAAP measure. See the appendix for a reconciliation to the most directly comparable GAAP measure.

52 Confidential and Proprietary Product & Service Definition FTL Live ■ Full Truckload planning & execution. Truckload shipping can be defined as the transportation of goods that will fill up a 48’ or 53’ trailer by volume or weight. Full truckload shipping typically is contracted to one customer gaining full and exclusive use of the carrier’s trailer. A truckload is ideal for anyone shipping multiple full pallets of freight and LTL shipping isn’t cost efficient. There are multiple pieces of truckload equipment such as refrigerated trucks and dry van trucks. FTL Drop ■ Similar to FTL live, the customer gains exclusive use of the carrier for the transportation of up to either a 48’ or 53’ trailer by either volume or weight. However, FTL drop is differentiated by the fact that the trailer is pre-loaded and ready to carrier to pickup. This reduces pickup & drop off wait times for the carrier, and requires Transfix to track the location of trailers in use. Transfix does not own any of the trailers used in drop freight. FTL Backhaul ■ FTL Backhaul is a service we offer to our customers whereby we offer to find shipments for their dedicated fleets to manage during trips that are typically driven with an empty truck. This allows our customers to leverage assets that are driving empty and generate additional revenue. LTL ■ Freight from several shippers loaded onto an individual trailer. The shipment is based upon a separate rate than truckload rate. LTL is in contrast to TL, which is only one shipment from one shipper that is loaded on a tractor-trailer. SaaS ■ Software-as-a-Service includes our TMS offering to shippers, as well as our Fleet Planner offering to carriers. Mode Expansion ■ Mode expansion refers to additional modes of transportation, including Air Freight, Ocean Freight, Rail, Parcel, & Intermodal. Managed Transportation ■ Managed Transportation is a service offering whereby Transfix manages a significant amount or the entirety of a customers freight needs, across multiple or a single mode. Pricing for this service is generally a cost-plus model, where Transfix receives a fee on top of the cost to manage the freight. Additional Services ■ Additional services refers to opportunities within carrier services, such as payments, insurance, and fuel cards, as well as supply chain services, such as warehousing, factoring and inventory management. Product & Service Definitions

53 Confidential and Proprietary Reconciliation of Non-GAAP Metrics $ in millions 2019A 2020A (Unaudited) 2021E 2022E 2023E 2024E 2025E GAAP Gross Revenue $130 $184 $281 $437 $681 $1,057 $1,642 Purchased Transportation $125 $174 $262 $399 $599 $884 $1,294 Gross Profit $5 $10 $18 $39 $82 $174 $349 Operating Expenses $44 $43 $96 $96 $121 $153 $197 GAAP Income from Operations ($39) ($32) ($77) ($57) ($39) $21 $152 Debt Facility Refinancing -- -- $0 -- -- -- -- Estimated Transaction Costs -- -- $33 -- -- -- -- Depreciation & SW Amortization $0 $1 $4 $7 $11 $13 $17 Stock-Based Compensation $5 $4 $5 $7 $8 $10 $11 Adj. EBITDA ($33) ($27) ($35) ($44) ($20) $44 $180 % Margin -25.7% -14.8% -12.4% -10.0% -2.9% 4.1% 11.0%

54 Confidential and Proprietary Reconciliation of Non-GAAP Metrics $ in millions 2025E Marketplace & Services SaaS Consolidated GAAP Income from Operations $119 $34 $152 Depreciation & SW Amortization $16 $1 $17 Stock-Based Compensation $8 $3 $11 Adj. EBITDA $142 $38 $180 % Margin 9.2% 38.5% 11.0%

55 Confidential and Proprietary Lane Margin Expansion: Case Studies Ontario, CA > Salt Lake City, UT Ontario, CA > Seattle, WA Revenue ($000s) $12 $56 $274 $405 Shippers 4 3 9 16 Carriers 6 13 82 101 Revenue ($000s) $37 $32 $337 $833 Shippers 4 3 10 11 Carriers 12 11 64 121 Note: A lane is defined as an Origin-Destination pair between two cities. All data sourced from Stark, our internal technology platform. These metrics do not constitute going-forward KPIs

56 Confidential and Proprietary $0 $500 $1,000 $1,500 3.0% 5.5% 8.0% 10.5% 13.0% -$1,000 $0 $1,000 $2,000 $3,000 -25.0% -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Customer Margin Expansion: Case Studies Top 10 Customer #1 - Large CPG Top 10 Customer #2 - Fitness Equipment Note: A lane is defined as an Origin-Destination pair between two cities. All data sourced from Stark, our internal technology platform. These metrics do not constitute going-forward KPIs

57 Confidential and Proprietary Summary of Risks Key Risks Relating to Transfix, Inc. (“Transfix”) Certain factors may have a material adverse effect on our business, financial condition, and results of operations. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of the following risks actually occurs, our business, financial condition, results of operations, and future prospects could be adversely affected. In that event, you could lose part or all of your investment. In addition, the risks relating to the COVID-19 pandemic may have the effect of heightening many of the other risks associated with our business. All references in this section to “we,” “our” or “us” refer both to the business of Transfix and its subsidiaries prior to the consummation of the business combination and to the business of the post-business combination public company and its subsidiaries. The list below has been prepared solely for purposes of the proposed business combination and not for any other purpose. Accordingly, the list below is qualified in its entirety by disclosures contained in future documents filed or furnished by Transfix, Transfix Holdings, and G Squared Ascend I Inc. (“G Squared Ascend”), or otherwise with respect to Transfix and G Squared Ascend, with the United States Securities and Exchange Commission, including the documents filed or furnished in connection with the proposed transactions between Transfix and G Squared Ascend. The risks presented in such filings may differ significantly from and be more extensive than those presented below. Risks Relating to Our Business and Industry ■ National and international economic conditions could have a significant, adverse impact on our business. ■ We are subject to negative impacts of changes in international and domestic political and governmental conditions and business conditions. ■ The coronavirus (“COVID-19”) pandemic and the impact of actions to mitigate the pandemic may in the future adversely impact our business, financial condition and results of operations. ■ The execution of our strategy could depend on our ability to raise capital in the future, and our inability to do so could prevent us from achieving our growth objectives. ■ If we are unable to successfully identify, acquire, and integrate suitable customers and the freight volume we expect, our operating results and projections could be negatively impacted, and any customer’s business we acquire may not perform or be as profitable as expected or be able to be effectively integrated. ■ If we are unable to successfully introduce new or upgraded products, offerings, or features for customers and carriers we may fail to attract and retain such users to our platform or service, and our operating results could be adversely affected. ■ We have incurred a significant amount of debt and may in the future incur additional indebtedness. Our payment obligations under such indebtedness may limit the funds available to us, and the terms of our debt agreements may restrict our flexibility in operating our business. ■ We may not successfully manage our growth. ■ Increases in diesel fuel prices increase carrier rates, and all or part of such increases may be difficult to pass through to our customers, which may impair our operating results. ■ Our obligation to pay our carriers is not contingent upon receipt of payment from our customers, and we extend credit to all customers as part of our and the standard industry business model which exposes us to credit risk and loss of funds availability. ■ Changes in distribution patterns may affect our operational practices and revenue. ■ Higher carrier rates and charges, that cannot be passed through to customers, may result in decreased revenue and adjusted gross profit margin. ■ An increase or decrease in levels of motor carrier hauling capacity in the U.S. transportation industry could have an adverse impact on our business. ■ Our customers may end their relationships with us on short notice and without penalties, and they are generally not obligated to tender any guaranteed volume of shipments or spend commitments. ■ We operate in a highly competitive industry and, if we are unable to adequately address factors that may adversely affect customer attraction and retention, hauling capacity, revenue, and costs, our business could suffer. ■ Segments of our industry are often subject to seasonal volume fluctuations. Unusual or otherwise unanticipated seasonality could have an adverse effect on our operating ability and results and financial condition. ■ Extreme or unusual weather conditions, earthquakes, fires, floods and other natural disasters or acts of God can disrupt the transportation ecosystem and our operations, impact freight volumes, carrier availability, and our costs, any or all of which could have a material adverse effect on our business results. ■ Our business is currently concentrated in the continental United States. Future exposure to local economies, regional downturns or other political, social, or economic disruptions or events may materially adversely affect our financial condition and results of operations. ■ If we fail to grow our business as we expect, our revenue, gross margin and operating margin will be adversely affected. ■ Future potential acquisitions and mergers may expose us to risks, including the risk that we may not be able to successfully integrate those businesses or their customers, or achieve expected operating synergies. Risks Relating to Third-Party Relationships ■ A decrease in the number of carriers participating in our network could adversely affect our business. ■ If our carriers do not meet our or our customers transportation or information reporting needs or expectations, or applicable regulatory requirements, our business could suffer. ■ Our business depends on retaining and attracting high-quality personnel, and unusual or unexpected attrition, a tight labor market in key positions, increasing compensation or social expectations, or unsuccessful succession planning could adversely affect our business. ■ Disruptions in the national transportation infrastructure could have a material adverse effect on our customers and the motor carriers’ industry, and directly or indirectly have a material adverse effect on our business, financial condition, results of operations and cash flows. ■ We derive a significant portion of our total revenue and adjusted gross profit from our largest customers.

58 Confidential and Proprietary Summary of Risks (cont’d) Risks Relating to the Use of Technology and Intellectual Property ■ If we experience security or privacy breaches or other unauthorized or improper access to, use of, disclosure of, alteration of or destruction of our proprietary or confidential data, employee data, or platform user data, we may face loss of revenue, harm to our brand, business disruption, and significant liabilities. ■ The successful operation of our business depends in part upon the performance and reliability of internet, mobile, and other technology infrastructures that are not under our control. ■ We are reliant on technology to operate our business and our continued success is dependent on our systems continuing to provide the necessary support to service carriers and customers. ■ Cyberattacks, computer malware, viruses, spamming, and phishing attacks could harm our reputation, business, and operating results. ■ Our platform is highly technical, and any undetected errors could adversely affect our business. ■ Our business will be seriously harmed if we fail to develop, implement, maintain, upgrade, enhance, protect and integrate our information technology systems, including those systems of any businesses that we acquire. ■ We are making substantial investments in new offerings and technologies, and may increase such investments in the future. These new ventures may be inherently risky, and we may never realize any projected benefits from them. ■ Issues related to the intellectual property rights on which our business depends, whether related to our failure to enforce our own rights, or infringement claims brought by others, could have a material adverse effect on our business, financial condition and results of operations. Risks Relating to Litigation and Regulation ■ Adverse litigation judgments or settlements resulting from legal or arbitral proceedings in which we may be involved could expose us to monetary damages, equitable restraints, or limit our ability to operate our business. ■ Claims against us may exceed our insurance coverage and/or coverage amounts and may or may not be covered by insurance at all. ■ Ongoing market conditions for obtaining insurance, the rising cost of insurance and coverage expense may have an adverse effects on our business, financial condition, results of operations, and cash flows. ■ Increased severity or frequency of motor carrier accidents and other claims against us, or a material unfavorable development of existing claims could have an adverse effect on our business, financial condition, results of operation, and cash flows. ■ Our business depends on insurance companies providing us with necessary insurance coverage and the rate of premium inflation being reasonable, and financial services companies providing us with statutorily mandated bonds or trust fund agreements, and bonds related to lender requirements and customer requests. ■ We face risks related to our collection, use, transfer, disclosure, and other processing of data, which could result in investigations, inquiries, litigation, fines, legislative and regulatory action, and negative press about our privacy and data protection practices. ■ Our business is subject to legal and regulatory compliance risks that could have an adverse impact on our business and future prospects. ■ Changes in, or failure to comply with, competition laws could adversely affect our business, financial condition, or operating results. ■ Motor carriers are subject to increasingly stringent laws protecting the environment, including those relating to climate change, which could directly or indirectly have a material adverse effect on our business and financial results. ■ Increased regulation of “green technologies” could affect customers and motor carriers business, which could directly or indirectly have a material adverse effect on our business. ■ Changes in regulations regarding specific cargo or services could affect carrier availability, increase the cost of services, and place additional liability on the company. Risks Relating to Indemnification and Mitigation ■ We may be required to indemnify customers for claims that are in excess of or are excluded from our and/or our motor carriers’ insurance coverage, or which may otherwise be non-insurable. ■ Our customer contracts have uncapped indemnification obligations or obligations with significant caps for our acts or omissions, which could have a material adverse effect on our business. ■ Our customer contracts have uncapped indemnification obligations or obligations with significant caps for the acts or omissions of arranged for motor carriers, which could have a material adverse effect on our business. Risks Relating to Our Financial Reporting ■ Our management has limited experience in operating a public company, and we may incur significant costs and obligations as a result of being a public company. ■ We rely on assumptions, estimates, and business data to calculate our key performance indicators and other business metrics, and real or perceived inaccuracies in these metrics may harm our reputation and negatively affect our business. ■ Our results of operations and financial condition are subject to management’s accounting judgments and estimates, as well as changes in accounting policies. ■ Our management will be required to evaluate the effectiveness of our internal controls over financial reporting. If we are unable to maintain effective internal control over financial reporting, investors may lose confidence in the accuracy of our financial reports. Risks Relating to Ownership of Our Securities ■ The price of our securities may be volatile. ■ We do not intend to pay cash dividends for the foreseeable future. ■ Our quarterly results are difficult to predict and may vary from quarter to quarter, which may result in our failure to meet the expectations of investors and increased volatility of our stock price. ■ Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

59 Confidential and Proprietary Thank you